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                                                                   EXHIBIT 10.13

                                                          Confidential Treatment
                                                  Requested for portions marked*

                     Master Development & License Agreement
                                    Between
                            BSQUARE CORPORATION and
                             MICROSOFT CORPORATION

     This Master Development & License Agreement (this "Agreement") is made and entered into by and between MICROSOFT CORPORATION, a Washington corporation located at One Microsoft Way, Redmond, Washington 98052 ("MICROSOFT") and BSQUARE CORPORATION, a Washington corporation located at 3633 136th Place SE, Suite 100, Bellevue, Washington 98006 ("BSQUARE"), to be effective as of the 1st day of October, 1998.

                                    RECITALS

     MICROSOFT has developed a computer software platform known as Microsoft[R] Windows[R] CE;

     MICROSOFT desires to have BSQUARE provide certain development and testing services in connection with Windows CE, and BSQUARE desires to provide such services to Microsoft; and

     MICROSOFT and BSQUARE intend that this Agreement serve as a master agreement establishing the basic terms and conditions under which BSQUARE will undertake particular development and testing projects for MICROSOFT.

     The parties agrees as follows:

1.   DEFINITIONS

     For the purposes of this Agreement, the following terms shall have the following meanings:

     1.1 "APPROVED EXPENSE(S)" shall mean those reasonable and necessary costs and expenses incurred by BSQUARE in performing work under this Agreement that are identified as subject to reimbursement by MICROSOFT in a Work Plan or an amendment thereto, or are subsequently approved by MICROSOFT in writing, which approval shall not be unreasonably denied.

     1.2 "CONFIDENTIAL INFORMATION" shall mean: (i) any trade secrets relating to either party's product plans, designs, costs, prices and names, finances, marketing plans, business opportunities, personnel, research development or know-how; (ii) any information designated by the disclosing party as confidential in writing or, if disclosed orally, identified at the time of disclosure as being confidential, or which, under the circumstances surrounding disclosure, ought to be treated as confidential; and (iii) the terms and conditions of this Agreement. "Confidential Information" shall not include information that: (i) is or becomes generally known or available by publication or otherwise through no fault of the receiving party; (ii) is known and has been reduced to tangible form by the receiving party at the time of disclosure and is not subject to restriction; (iii) is independently developed by the receiving party; or (iv) is made generally available by the disclosing party without restriction on disclosure.

     1.3 "DELIVERABLES" shall mean the various alpha, beta, and final versions of a Work Product, in source and object code forms (with regard to software Deliverables), to be delivered by BSQUARE to MICROSOFT, as more fully described in the applicable Work Plan.

     1.4 "DERIVATIVE TECHNOLOGY" shall mean: (i) for copyrightable or copyrighted material, any translation (including translation into other computer languages), portation, modification, correction, addition, extension, upgrade, improvement, compilation, abridgment or other form in which an existing work may be recast, transformed or adapted; (ii) for patentable or patented material, any improvement thereon; and (iii) for material which is protected by trade secret, any new material derived from such


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     existing trade secret material, including new material which may be protected by copyright, patent and/or trade secret.

     1.5 "ERROR(S)" shall mean defect(s) in a Deliverable which prevent it from performing in accordance with the specifications in the applicable Work Plan (including, without limitation, bugs identified in Microsoft's bug tracking RAID database and bugs identified in bug reports prepared following shipment of product).

     1.6 "MICROSOFT INTERNAL REFERENCE NUMBER" shall mean the unique number assigned by Microsoft to each project undertaken by BSQUARE hereunder pursuant to the applicable Work Plan, which number shall be used to track and record the hours worked by each BSQUARE employee assigned to such Work Plan.

     1.7 "SCHEDULE" shall mean the schedule for completion of the Services and delivery of the Deliverables contained in a Work Plan.

     1.8 "SERVICES" shall mean the design and development of a Work Product, delivery of the applicable Deliverables, performance of the services described in and pursuant to a Work Plan and related Work Plan management services.

     1.9 "SOURCE CODE" shall mean the source code for MICROSOFT'S Windows CE and Windows NT operating systems, Visual Tools, and for the Windows CE Tools and any other source code that may be identified in a Work Plan, as provided by MICROSOFT to BSQUARE for the limited purpose of providing the Services pursuant to this Agreement.

     1.10 "STANDARD RATE SCHEDULE" shall mean that document attached to and made a part of this Agreement as Exhibit A, setting forth the hourly rates at which MICROSOFT shall pay BSQUARE for Services under this Agreement.

     1.11 "TEST HARDWARE" shall mean all of the hardware provided to BSQUARE by MICROSOFT for the limited purpose of testing and developing the Work Product pursuant to this Agreement.

     1.12 "WINDOWS CE" shall mean the MICROSOFT operating system for general embedded devices and specific targeted platforms and form factors, including all bug fixes, error corrections, modifications, enhancements, updates, upgrades, new versions and successor products thereto.

     1.13 "WINDOWS CE TOOLS" shall mean MICROSOFT'S platform development kit for Windows CE currently known as Windows CE Platform Builder, as well as the Windows CE Toolkits for Visual Basic, Visual C++ and Visual J++, including the corresponding runtimes (e.g., MFC, ATL, ADOCE, Java VM, ActiveX Control Pack, etc.), and including all bug fixes, error corrections, modifications, enhancements, updates, upgrades, new versions and successor products thereto.

     1.14 "WORK PLAN(S)" shall mean the specifications for Services and related information, attached to and made a part of this Agreement from time to time as sequential Exhibits B (e.g., B-1, B-2, B-3 ....). The Work Plans
     shall be in the form attached hereto, and shall be signed by both parties. The Work Plans may be amended from time to time by mutual agreement of duly authorized personnel of the parties.

     1.15 "WORK PRODUCT" shall mean the results of the performance of the work tasks described in each Work Plan, including without limitation all Deliverables.


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2.   DEVELOPMENT

     2.1 Services. BSQUARE shall perform the Services in accordance with and pursuant to the applicable Work Plan. The parties agree to discuss in good faith issues that may arise in performance of the work tasks associated with each Work Plan, including any issues regarding compliance with the Schedule set forth in the Work Plan, although the Work Plan may be amended only by mutual agreement of the parties.

     2.2 Status Reports. For each individual project set forth in a Work Plan, BSQUARE shall provide to MICROSOFT, at MICROSOFT's expense, a current and accurate monthly status report, in a form reasonably acceptable to MICROSOFT, detailing the status of each project, including current budget tracking and assessment of ability to meet project milestones. BSQUARE shall also provide such additional status reports regarding work in progress as the MICROSOFT project manager may reasonably request from time to time, at MICROSOFT's expense.

     2.3  Personnel/Rate Schedule Adjustments.

          2.3.1 BSQUARE shall have on its staff, at the levels and at the rates specified in Exhibit A, trained and experienced personnel that primarily are dedicated to and available for the MICROSOFT projects set forth in the Work Plans. BSQUARE shall use commercially reasonable efforts to ensure that (i) BSQUARE personnel providing Services under this Agreement are available for assignment by BSQUARE to work on additional Work Plans which are similar to those for which they have provided Services previously, and (ii) BSQUARE personnel providing Services under this Agreement are not unnecessarily and inefficiently moved between Work Plans in progress. BSQUARE shall consult with MICROSOFT when establishing and changing the project teams assigned to each Work Plan. The parties will meet from time to time to discuss upcoming Work Plans and the anticipated personnel needs for such projects.

          2.3.2 During the term of this Agreement, the parties agree to meet on an annual basis to establish the Standard Rate Schedule for the upcoming year, provided that no changes shall be made to the initial Standard Rate Schedule prior to October 1, 1999. Subsequent Standard Rate Schedule adjustments shall be effective as of October 1st of the relevant year (e.g., by Oct. 1, 1999 for the one year period commencing Oct. 1, 1999 and ending Sept. 30, 1999). In the event that the parties are unable to agree on a Standard Rate Schedule adjustment by Oct. 1st of the relevant year, then either party may terminate this Agreement on ninety (90) days prior written notice, with the existing Standard Rate Schedule remaining in effect through the date of termination. Any mutually agreed upon Standard Rate Schedule, if agreed upon after October 1st of the relevant year, shall be retroactive to October 1st of such year.

     2.4  Evaluation of Services.

          2.4.1 BSQUARE understands and agrees that it is obligated under this Agreement to provide MICROSOFT with high quality Work Product and Services at all times during the term of this Agreement. In addition, and as further detailed in Section 2.4.3 below, BSQUARE shall be responsible for initiating prompt and detailed communications with the appropriate MICROSOFT project leaders regarding any Errors discovered during the course of development of software code Deliverables. In the event that any such Errors are caused by a failure of BSQUARE to provide a high quality Work Product, then Microsoft shall be entitled (in addition to any other remedies it may have under this Agreement, at law or in equity) to an appropriate credit for Service time associated with such Error.

          2.4.2 For documentation or report Deliverables, MICROSOFT shall evaluate each version of such Deliverable. In the event that it requires corrections, MICROSOFT shall specify the corrections needed and BSQUARE shall deliver an amended version of such documentation within five (5) working days.


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     2.4.3  BSQUARE shall use all reasonable commercial efforts to complete and deliver the Deliverables set forth in a Work Plan to MICROSOFT, according to the applicable Schedule. Additional information, reports, documentation and the like regarding the Services shall be provided by BSQUARE to MICROSOFT upon the reasonable request of MICROSOFT. BSQUARE shall promptly raise with MICROSOFT any issues that arise (or which BSQUARE reasonably foresees arising) regarding the quality or performance of the Deliverables set forth in the Work Plan, as well as any deviation from the applicable Schedule for such Deliverables. The parties shall use all reasonable efforts to promptly address any such issues that may arise, including the establishment of an appropriate recovery plan to the extent required.

2.5 Design Review and Plan Changes. BSQUARE understands that there may be additions, deletions or other changes which may affect a Work Plan at any time during the performance of such Work Plan. Upon notice of any such changes by MICROSOFT, BSQUARE and MICROSOFT shall work together to make any necessary changes to the Services, including, if necessary, the compensation owed to BSQUARE, and BSQUARE shall alter the Work Plan in order to accommodate any such changes as mutually agreed to by BSQUARE and MICROSOFT.

2.6 Services Performed on MICROSOFT Property. In the event it is necessary for BSQUARE to perform the Services, or portion thereof, at MICROSOFT'S Redmond, Washington, campus, BSQUARE shall abide by all MICROSOFT rules, regulations, and security measures, including any restrictions on access to Confidential Information.

2.7 Cancellation of Work Plans. Microsoft shall have the right to cancel any Work Plan for any reason. In the event that Microsoft cancels a work Plan without cause prior to completion of Services under that Work Plan, Microsoft shall retain any and all Work Product existing in whatever form at the time of the cancellation of the applicable Work Plan (including any applicable documentation) with rights as set forth in Section 4, and pay BSQUARE for all outstanding invoices applicable to the retained Work Product, with no additional fee to be paid to BSQUARE thereafter.

2.8 Preferred Vendor. BSQUARE shall be a preferred Microsoft vendor for Microsoft Visual Tools for Windows CE projects.

2.9 Non-Competition. During the term of this Agreement, neither BSQUARE nor any entity that owns or controls, is owned or controlled by, or is under common ownership and control with BSQUARE ("BSQUARE Affiliate") shall, without Microsoft's prior written consent, design or develop or participate in the design or development of products (or provide services in connection with products) which compete with Windows CE, the Windows CE Tools products, the Microsoft Windows card operating system (including all bug fixes, error corrections, modifications, enhancements, updates, new versions and successor products thereto), and/or the Microsoft Windows card tools (including all bug fixes, error corrections, modifications, enhancements, updates, upgrades, new versions and successor products thereto) (i) in existence as of the Effective Date of this Agreement or (ii) which BSQUARE knows or has reason to know Microsoft intends to develop, is developing, or has developed (itself or in conjunction with third parties), or intends to acquire.

     2.9.1 If BSQUARE requests MS' consent pursuant to the foregoing, such request shall be in writing. Microsoft will make reasonable efforts to review the request in Microsoft's discretion and advise BSQUARE of its decision within 5 business days following Microsoft's receipt of such request. Microsoft's failure to provide a written response within 10 business days of Microsoft's receipt of such request from BSQUARE shall be deemed consent.

     2.9.2 For the purposes of this Section 2.9, a product will be deemed to "compete" with Windows CE or the Windows CE Tools products if, on a product by product basis, such product could be deemed a replacement or alternative for Windows CE or the relevant Windows CE Tools product, respectively. Likewise, a product will be deemed to "compete" with the Microsfot Windows card operating system and/or the Microsoft Windows card tools if, on a product by


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          product basis, such product could be deemed a replacement or alternative for the Windows card operating system or the relevant Windows card tools product, respectively. Thus, for example, applications for Windows CE, such as BFax and Buseful, do not compete with Windows CE and/or the Windows CE Tools.

          2.9.3 The restriction in this Section 2.9 shall not apply to (a) any BSQUARE products currently on the market as of the Effective Date of this Agreement; (b) the BSQUARE product under development as of the Effective Date that is internally referred to by BSQUARE as "CE Validator"; or (c) a tool product for any other operating system in the Microsoft Windows family of operating systems, provided that such tool product does not compete, on a product by product basis, with a Microsoft tool product for such other Microsoft operating system.

          2.9.4 Nothing in this Section 2.9 shall be construed to authorize BSQUARE or any BSQUARE Affiliate to make use of Microsoft's intellectual property rights.

3.   PAYMENT FOR SERVICES

     3.1 Payment. MICROSOFT agrees to pay BSQUARE for work performed in accordance with the Work Plan, based upon the Standard Rate Schedule
     (which schedule may be modified on an annual basis pursuant to Section 2.3 above), and for any Approved Expenses identified in the Work Plan, provided that BSQUARE shall not exceed the maximum payable amount specified in any Work Plan without obtaining MICROSOFT's prior written approval.

     3.2 Invoices. BSQUARE shall invoice MICROSOFT by the seventh day of each month (or the following Monday if the seventh day falls on a weekend) for the amounts due for work performed under any Work Plan in the prior month. Billing will be recorded in hourly increments by project, and MICROSOFT Internal Reference Number, sufficient for MICROSOFT to determine the number of hours each engineer worked on any given MICROSOFT project on each day. In the event that MICROSOFT provides a form to detail BSQUARE billings, BSQUARE agrees to utilize such forms as MICROSOFT may supply. MICROSOFT shall pay each undisputed invoice within thirty (30) days of receiving each invoice. Invoices shall include reasonable supporting materials (not including any source code-type information, which is to be delivered as part of the Deliverables set forth in the Work Plan) documenting the Services performed by BSQUARE.

     3.3 One-time Declining Revenue Adjustment. In the event the average monthly invoice billed to MICROSOFT for any consecutive three (3) month period during the term of this Agreement falls below the total invoice amount for the one month immediately preceding such three (3) month period (the "Baseline Month"), MICROSOFT agrees to pay to BSQUARE an amount equal to three times the difference between seventy-five percent (75%) of the invoice for the Baseline Month and the average monthly invoice for the three consecutive months; provided that such an adjustment shall only be made once, for the first such consecutive three month period during the term. Thus, for example, if in January the monthly invoice is $100,000, and the average monthly invoice for February through April of the same year is $70,000, then MICROSOFT would pay BSQUARE $15,000 ([75,000-70,000] X 3). Notwithstanding the foregoing, MICROSOFT shall not be required to pay such an adjustment where MICROSOFT has provided BSQUARE with at least ninety days prior written notice that BSQUARE may experience a decline in revenue as described in this Section 3.3.

4.   RIGHTS

     4.1 Work Made For Hire. The Work Product has been specially ordered and commissioned by MICROSOFT. BSQUARE agrees that the Work Product is a "work made for hire" for copyright purposes, with all copyrights in the Work Product owned by MICROSOFT.

     4.2 Assignment. To the extent that the Work Product does not qualify as a work made for hire under applicable law, and to the extent that the Work Product includes material subject to copyright, patent, trade


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secret, or other proprietary right protection, BSQUARE hereby assigns to
MICROSOFT, its successors and assigns, all right, title and interest in and to the Work Product, including, but not limited to the following:

     4.2.1 Any copyrights that BSQUARE may possess or acquire in the Work Product and all copyrights and equivalent rights in the Work Product throughout the world, including all renewals and extensions of such rights that may be secured under the laws now or hereafter in force and effect in the United States of America or in any other country or countries;

     4.2.2 All rights in and to any inventions, ideas, designs, concepts, techniques, discoveries, or improvements, whether or not patentable, embodied in the Work Product or developed in the course of BSQUARE's creation of the Work Product, including but not limited to all trade secrets, utility and design patent rights and equivalent rights in and to such inventions and designs throughout the world regardless of whether or not legal protection for the Work Product is sought;

     4.2.3 The right to prepare Derivative Technology with exclusive rights to authorize others to do the same;

     4.2.4 Copies of any documents, magnetically or optically encoded media, or other materials created by BSQUARE under this Agreement; and

     4.2.5 The right to sue for infringements of the Work Product which may occur before the date of this Agreement, and to collect and retain damages from any such infringements.

4.3 Assistance. At MICROSOFT's expense, BSQUARE shall execute and deliver such instruments and take such other action as may be requested by MICROSOFT to perfect or protect MICROSOFT's rights in the Work Product and to carry out the assignments set forth in this Section 4.

4.4 Assignment/Waiver of Moral Rights. BSQUARE hereby irrevocably transfers and assigns to MICROSOFT any and all "moral rights" that BSQUARE may have in the Work Product and any Derivative Technology thereof. BSQUARE also hereby forever waives and agrees never to assert any and all "moral rights" it may have in the Work Product and Derivative Technology, even after termination of the Services.

4.5 Source Code License Grant. MICROSOFT hereby grants to BSQUARE a personal, non-exclusive, non-transferable, non-assignable license during the term of this Agreement to use and modify the Source Code for the sole purpose of providing the Services pursuant to this Agreement. BSQUARE shall only exercise the foregoing license rights on BSQUARE's premises, MICROSOFT's premises or other locations expressly designated by MICROSOFT in the applicable Work Plan, provided that such Source Code shall at all times reside only on the Microsoft network or shall reside locally on the individual machines or workstations of the BSQUARE personnel working with the Source Code (e.g., versus on servers in BSQUARE's local area network). The Source Code provided hereunder shall be considered Confidential Information and, therefore, shall be subject to the terms and conditions of Section 6 of this Agreement. BSQUARE may disclose the Source Code only to BSQUARE's employees and independent contractors that MICROSOFT has approved in writing in advance, and only on a need-to-know basis. BSQUARE shall execute appropriate written agreements with its employees and independent contractors sufficient to enable it to comply with all the provisions of this Agreement, including non-disclosure and assignment of rights.

4.6 Test Hardware License Grant. MICROSOFT hereby grants to BSQUARE a personal, non-exclusive, non-transferable, non-assignable license during the term of this Agreement to use the Test Hardware for the sole purpose of providing the Services pursuant to this Agreement. BSQUARE shall not use the Test Hardware for any purpose other than for the testing and development of the Work Product pursuant to the terms of this Agreement. The Test Hardware provided hereunder shall be considered Confidential Information and, therefore, shall be subject to the terms and conditions of Section 6 of this Agreement. BSQUARE may disclose the Test Hardware only to BSQUARE's employees and independent contractors that MICROSOFT has approved in writing in advance, and only on a need-to-know basis.



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     BSQUARE may not disclose, distribute, or disseminate the Test Hardware to third parties without the written permission of MICROSOFT in each instance.

     4.7 Return of Materials. Upon the termination of this Agreement as provided in Section 9, BSQUARE shall return all copies of the Source Code, Test Hardware and Microsoft Confidential Information, to the extent provided only for performance of the Services under this Agreement (versus being provided by MICROSOFT for use under more than one agreement between MICROSOFT and BSQUARE), in BSQUARE's possession or under its control within ten (10) days following the termination date. BSQUARE shall take all necessary steps to ensure that electronic copies of such Source Code, Test Hardware and Confidential Information are not retained by BSQUARE, its employees, or any authorized independent contractors. BSQUARE shall provide a declaration signed by an officer of BSQUARE attesting that all copies of the Source Code, Test Hardware, Confidential Information and related materials have been returned to MICROSOFT and/or destroyed.

     4.8 No Other Rights. BSQUARE agrees that this Agreement does not grant to it any rights other than what is granted in this Section 4 and for the limited purposes set forth therein. Under no circumstances will the license grants set forth in this Section 4 be construed as granting, by implication, estoppel or otherwise, a license to any MICROSOFT technology other than the Source Code and Test Hardware, solely for the purposes designated herein. All rights not expressly granted herein are expressly reserved by MICROSOFT.

5.   NO OBLIGATION/INDEPENDENT DEVELOPMENT

     Notwithstanding any other provision of this Agreement, MICROSOFT shall have no obligation to market, sell or otherwise distribute the Work Product, either alone or in any MICROSOFT product. Except as provided in Sections 2.8 and 6, nothing in this Agreement will be construed as restricting MICROSOFT'S ability to acquire, license, develop, manufacture or distribute for itself, or have others acquire, license, develop, manufacture or distribute for MICROSOFT, similar technology performing the same or similar functions as the technology contemplated by this Agreement, or to market and distribute such similar technology in addition to, or in lieu of, the technology contemplated by this Agreement.

6.   CONFIDENTIALITY

     6.1 Each party shall protect the other's Confidential Information from unauthorized dissemination and use with the same degree of care that such party uses to protect its own like information. Neither party will use the other's Confidential Information for purposes other than those necessary to directly further the purposes of this Agreement. Neither party will disclose to third parties the other's Confidential Information without the prior written consent of the other party. Except as expressly provided in this Agreement, no ownership or license rights are granted in any Confidential Information.

     6.2 Each party acknowledges that monetary damages may not be a sufficient remedy for unauthorized disclosure of Confidential Information and that, in the event of such unauthorized disclosure, the non-breaching party shall be entitled, without waiving any other rights or remedies, to such injunctive or equitable relief as may be deemed proper by a court of competent jurisdiction.

     6.3 The parties' obligations of confidentiality under this Agreement shall not be construed to limit either party's right to independently develop or acquire products without use of the other party's Confidential Information.


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7.   WARRANTIES

     7.1  BSQUARE. BSQUARE warrants and represents that:

          7.1.1 It has the full power to enter into this Agreement and make the assignments and grant the license rights set forth herein;

          7.1.2 It has not previously and will not grant any rights in the Work Product (including without limitation all Deliverables) to any third party that are inconsistent with the rights granted to MICROSOFT herein;

          7.1.3 The Work Product (including without limitation all Deliverables) is original to BSQUARE and does not infringe any copyright, patent trade secret, or other proprietary right held by any third party provided, however, that this warranty does not apply with regard to any patent infringement necessitated by compliance with any Work Plan hereunder unless BSQUARE had knowledge of such infringement;

          7.1.4 The Work Product (including without limitation all Deliverables) will be created by employees of BSQUARE within the scope of their employment and under obligation to assign inventions to BSQUARE, or by independent contractors under written obligations to assign all rights in the Work Product to BSQUARE; and

          7.1.5 The Services shall be performed in a professional manner and shall be of a high grade, nature, and quality.

     7.2 MICROSOFT. MICROSOFT warrants and represents that it has the full power to enter into this Agreement and make the assignments and grant the license rights set forth herein.

8.   INDEMNITY

     8.1  Indemnity.

          8.1.1 Except as covered in Section 8.1.4, BSQUARE shall, at its expense, defend, indemnify and hold harmless MICROSOFT and MICROSOFT'S subsidiaries, affiliates, directors, officers, employees, agents and independent contractors from any and all costs, damages, liabilities and fees reasonably incurred by MICROSOFT, including but not limited to fees of attorneys and other professionals, with respect to any claim or action arising out of or in any way related to a breach by BSQUARE of this Agreement, including without limitation of the warranties and representations set forth in Section 7 above; provided that: (i) MICROSOFT provides BSQUARE reasonably prompt notice in writing of any such claim or action and permits BSQUARE, through counsel mutually acceptable to MICROSOFT and BSQUARE, to answer and defend such claim or action; (ii) MICROSOFT provides BSQUARE information, assistance and authority, at BSQUARE's expense and reasonable request, to help BSQUARE defend such claim or action; and (iii) BSQUARE will not be responsible for any settlement made by MICROSOFT without BSQUARE's written permission, which permission will not be unreasonably withheld.

          8.1.2 MICROSOFT shall have the right to employ separate counsel and participate in the defense of any claim or action. BSQUARE shall reimburse MICROSOFT upon demand for any payments made or losses suffered by it at any time after the date hereof, based upon the judgment of any court of competent jurisdiction or pursuant to a bona fide compromise or settlement of claims, demands, or actions, in respect to any damages related to any claim or action under this
          Section 8.



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          8.1.3  BSQUARE may not settle any claim or action under this Section
          8 on MICROSOFT'S behalf without first obtaining MICROSOFT'S written permission, which permission will not be unreasonably withheld. In the event MICROSOFT and BSQUARE agree to settle a claim or action, BSQUARE agrees not to publicize the settlement without first obtaining MICROSOFT'S written permission, which permission will not be unreasonably withheld.

          8.1.4 MICROSOFT shall, at its expense, defend BSQUARE, BSQUARE subsidiaries, affiliates, directors, officers and employees and pay the amount of any final judgment, or settlement approved by MICROSOFT, in connection with any claim or action brought against any of the indemnified parties to the extent it is based upon a claim that BSQUARE's use of the Source Code as authorized under this Agreement infringes or violates any third party copyright, patent, trade secret or other third party proprietary right; provided that:
          (i) BSQUARE provides MICROSOFT reasonably prompt notice in writing of any such claim or action and permits MICROSOFT through counsel of its choosing to answer and defend such claim or action and (ii) BSQUARE provides MICROSOFT with information, assistance and authority, at MICROSOFT's expense with respect to actual and out of pocket expenses and otherwise at BSQUARE's expense, to help MICROSOFT to defend such claim or action. In consideration of MICROSOFT's indemnity pursuant to this Section, BSQUARE agrees that it shall not settle any claim or action subject to this subsection without first obtaining MICROSOFT's consent, which consent may be withheld in the sole discretion of MICROSOFT.

     8.2 Duty to Correct. Notwithstanding Section 8.1, should the Work Product or any portion thereof be held to constitute an infringement covered by
     Section 8.1.1 and use of the Work Product or any portion thereof as contemplated by this Agreement be enjoined or be threatened to be enjoined, BSQUARE shall notify MICROSOFT and immediately, at BSQUARE's expense: (i) procure for MICROSOFT the right to continue use, sale, and marketing of the Work Product, or portion thereof, as applicable; or (ii) replace or modify the Work Product, or portion thereof, with a version that is non-infringing, provided that the replacement or modified version meets the specifications in the applicable Work Plan to MICROSOFT'S satisfaction. If (i) or (ii) are not available to BSQUARE, in addition to any damages or expenses reimbursed under Section 8.1, BSQUARE shall refund to MICROSOFT all amounts paid to BSQUARE by MICROSOFT under such applicable Work Plan.

9.   TERM AND TERMINATION

     9.1 Term. The term of this Agreement shall run from the Effective Date through July 1, 2000 and may be renewed for an additional year (through July 1, 2001) by mutual agreement of the parties.

     9.2 Termination By Either Party For Cause. Either party may suspend performance and/or terminate this Agreement immediately upon written notice at any time if:

          9.2.1 The other is in material breach of any material warranty, term, condition or covenant of this Agreement, other than those contained in
          Section 6, and fails to cure that breach within thirty (30) days after written notice thereof; or

          9.2.2  The other party is in material breach of Section 6.

     9.3 Effect of Termination. In the event of termination or expiration of this Agreement for any reason, Sections 3 (with respect to payment for Services completed prior to expiration or termination), 4.1 - 4.4, 4.7 - 4.8, 5, 6, 7, 8, 9.3, 10 and 11.4 shall survive termination or expiration. Neither party shall be liable nor owe any compensation to the other solely by reason of exercising the right to terminate granted by this provision. Microsoft shall retain any and all Work Product (including without limitation all Deliverables) existing in whatever form at the termination or expiration of this Agreement (including any applicable documentation) with rights as set forth in Section 4.

10.  LIMITATION OF LIABILITIES

     WITH THE EXCEPTION OF ANY BREACH OF SECTIONS 4.5, 6 AND 8, NEITHER PARTY SHALL BE LIABLE FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

     EXCEPT AS SET FORTH IN SECTION 7, BSQUARE SPECIFICALLY DISCLAIMS ANY AND ALL WARRANTIES WITH REGARD TO THE WORK PRODUCT PROVIDED HEREUNDER, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTY OF FITNESS, FUNCTIONALITY OR MERCHANTABLITY, WHETHER EXPRESS OR IMPLIED.

11.  GENERAL

     11.1 Notices. All notices and requests in connection with this Agreement shall be deemed given as of the day they are received either by messenger, delivery service, or in the United States of America mails, postage prepaid, certified or registered, return receipt requested, and addressed as follows:

     To BSQUARE:                        To MICROSOFT:

     BSQUARE Corporation                Microsoft Corporation
     3633 136th Place SE, Suite 100     One Microsoft Way
     Bellevue, WA 98006                 Redmond, WA 98052-6399
     Attention: William Baxter          Attention: Gen. Mgr., Consumer
     Phone: 425-519-5963                  Appliance Div.
     Fax: 425-519-5998                  Phone: 425-882-8040
                                        Fax: 425-936-7329

     Copy to: Vice President of         Copy to: Law & Corporate Affairs
       Legal Affairs                    Fax: 425-936-7409
     Phone: 425-519-5910


     or to such other addresses as a party may designate pursuant to this notice provision.

     11.2 Independent Contractors. BSQUARE is an independent contractor for MICROSOFT, and nothing in this Agreement shall be construed as creating an employer-employee relationship, a partnership, or a joint venture between the parties.

     11.3 Taxes. In the event taxes are required to be withheld on payments made under this Agreement by any U.S. (state or federal) of foreign government, MICROSOFT may deduct such taxes from the amount owed BSQUARE and pay them to the appropriate taxing authority. Microsoft shall in turn promptly secure and deliver to BSQUARE an official receipt for any taxes withheld. MICROSOFT will use reasonable efforts to minimize such taxes to the extent permissible under applicable law.

     11.4 Governing Law. This Agreement shall be governed by the laws of the State of Washington as though entered into between Washington residents and to be performed entirely within the State of Washington, and BSQUARE consents to jurisdiction and venue in the state and federal courts sitting in the State of Washington. In any action or suit to enforce any right or remedy under this Agreement or to interpret any provision of this Agreement, the prevailing party shall be entitled to recover its costs, including reasonable attorneys' fees.

     11.5 Assignment. This Agreement shall be binding upon and inure to the benefit of each party's respective successors and lawful assigns; provided, however, that BSQUARE may not assign this Agreement, in whole or in part, without the prior written approval of MICROSOFT.

      11.6 Construction. Except to Sections 3.1, 6, 9 and 10 herein above, should a court of competent jurisdiction find any provision of this Agreement, or portion hereof, to be unenforceable, that provision of the Agreement will be enforced to the maximum extent permissible so as to effect the intent of the parties, and the remainder of this Agreement will continue in full force and effect. Should Sections 3, 6, 9 or 10 herein, or any portion thereof, be held unenforceable, then in that event either party shall have a right to immediately terminate this Agreement by written notice to the other party. Failure by either party to enforce any provision of this Agreement will not be deemed a waiver of future enforcement of that or any other provision. This Agreement has been negotiated by the parties and their respective counsel and will be interpreted fairly in accordance with its terms and without any strict construction in favor or against either party.

      11.7 Force Majeure. This Agreement and the parties' performances hereunder are subject to all contingencies beyond the reasonable control of the parties (whether or not now in the contemplation of either of the parties), including, but not limited to, force majeure; strikes; labor disputes; floods; civil commotion; war; riot; acts of God; rules, laws, orders, restrictions, embargoes, quotas or actions of any government, foreign or domestic, or any agency or subdivision thereof; casualties; fires; earthquakes; accidents; shortages of transportation facilities; detention of goods and merchandise by customs authorities; loss of goods and merchandise in public or private warehouses; or other casualty or contingency beyond the reasonable control of the parties or otherwise unavoidable.

      11.8 Entire Agreement. This Agreement does not constitute an offer by MICROSOFT and it shall not be effective until signed by both parties. Subject to Section 1.14, this Agreement constitutes the entire agreement between the parties with respect to the Services and all other subject matter hereof and merges all prior and contemporaneous communications, and supersedes all prior agreements between the parties regarding the subject matter of this Agreement, including, without limitation, the Development & License Agreement effective June 12, 1997, as amended by Amendment No. 1 effective December 17, 1997, and as amended by Amendment No. 2 effective March 15, 1998. This Agreement shall not be modified except by a written agreement dated subsequent to the date of this Agreement and signed on behalf of BSQUARE and MICROSOFT by their respective duly authorized representatives.

      11.9 Joint Press Release. Upon execution of this Agreement by both parties, the parties agree to work together to prepare and issue a mutually acceptable joint press release to announce their relationship under this Agreement.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above. All signed copies of this Agreement shall be deemed originals. This Agreement shall be effective upon execution on behalf of BSQUARE and MICROSOFT by their duly authorized representatives.


MICROSOFT CORPORATION                     BSQUARE CORPORATION

  /s/ HAREL KODESH                        /s/ WILLIAM T. BAXTER
  ----------------------------            ----------------------------
  By                                      By

  Harel Kodesh                            William T. Baxter
  ----------------------------            ----------------------------
  Name (Print)                            Name (Print)

  VP                                      President/CEO
  ----------------------------            ----------------------------
  Title                                   Title

  2/1/99                                  January 28, 1999
  ----------------------------            ----------------------------
  Date                                    Date

                                   EXHIBIT A

                             STANDARD RATE SCHEDULE


BSQUARE will charge MICROSOFT at the applicable rate specified below for each hour of services rendered under a Work Plan (unless otherwise expressly provided in the applicable Work Plan) by the associated Job Title Category on a project by project basis using MICROSOFT Internal Reference Numbers.


TOTAL STAFFING LEVELS

--------------------------------------------------------------------------------
JOB TITLES (DUTIES)                                CATEGORY      HOURLY RATE
--------------------------------------------------------------------------------
SDE Level 1                                         SDE1              *
(Architect - compiler or kernel/OS)
--------------------------------------------------------------------------------
SDE Level 2                                         SDE2              *
(System Engineer - compiler, debugger
and OS)
--------------------------------------------------------------------------------
SDE Level 3                                         SDE3              *
(Application Engineer - visual tools, IDE,
MFC, etc.)
--------------------------------------------------------------------------------
STE Level 1                                         STE1              *
(Test lead)
--------------------------------------------------------------------------------
STE Level 2                                         STE2              *
(System Test Engineer)
--------------------------------------------------------------------------------
STE Level 3                                         STE3              *
(Application Test Engineer)
--------------------------------------------------------------------------------
Group Manager                                       PM1               *
(Top Level Project Mgr)
--------------------------------------------------------------------------------
Project Manager                                     PM2               *
(Multi-project PM for Compiler)
--------------------------------------------------------------------------------
User Education Level 1                              UE1               *
(Editor)
--------------------------------------------------------------------------------
User Education Level 2 (Writer)                     UE2               *
--------------------------------------------------------------------------------


-----------
* Confidential treatment requested

                                   EXHIBIT B

                                   WORK PLANS


    This Exhibit is made pursuant to that certain Master Services Agreement and Intellectual Property Assignment (the "Agreement"), dated October 1, 1998 by and between BSQUARE CORPORATION ("BSQUARE") and MICROSOFT CORPORATION ("MICROSOFT").


A.  Project:

B.  Project Description:

C.  Maximum payable amount for Project:

D.  Additional IP Accessed:

E.  MICROSOFT internal reference number:

F.  Expected staffing level requirements:


Job Category    Quantity    Rate    Start   End    Days    Hours   Total Payment
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Total                                                              $____________

G.  Special Terms:

These Special Terms are intended by the parties to amend, modify and supersede to the extent of any inconsistencies, the provisions of the main Agreement solely with regard to this Work Plan (including the Services performed and the Work Product developed with respect to this Work Plan).

[insert special terms if any]

This Exhibit shall be attached to and incorporated into the Agreement, and, except as provided above, is subject to all the terms and conditions of the Agreement.


MICROSOFT CORPORATION                           BSQUARE CORPORATION


------------------------------                  ------------------------------
By (Sign)                                       By (Sign)

------------------------------                  ------------------------------
Name (Print)                                    Name (Print)

------------------------------                  ------------------------------
Title                                           Title

------------------------------                  ------------------------------
Date                                            Date



                                       13